Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019
USA
Media Release
MACQUARIE INFRASTRUCTURE COMPANY TO ACQUIRE TRAJEN HOLDINGS, INC.
NEW YORK, April 19, 2006 — Macquarie Infrastructure Company (NYSE:MIC) announced that it has entered into an agreement to acquire 100% of the stock of Trajen Holdings, Inc. (“Trajen”) for approximately $338.1 million. The final price is subject to certain working capital and capital expenditure adjustments on closing.
MIC expects to incur additional costs and expenses of approximately $22.5 million including transaction costs, integration costs, pre-funded capex and an increase in a debt service reserve account. The transaction will be financed with a combination of $180 million of new term debt provided by a consortium of lenders to MIC’s airport services business and additional borrowings under an amendment to the revolving acquisition facility at MIC’s subsidiary, MIC Inc., including up to $180 million of term loan borrowings.
Trajen owns and operates a network of 21 fixed base operations (“FBOs”) located in 11 states. The firm is in the process of acquiring 2 additional FBOs that are expected to be a part of MIC’s acquisition. In the event that Trajen is unable to consummate the acquisition of one of these facilities, MIC’s funding obligation will be reduced by approximately $7 million.
FBOs provide fuel and fuel-related services, ramp and terminal services and hangarage to owners/operators of general aviation aircraft. FBOs are operated under leases granted by the local airport authorities. The average remaining lease life of the Trajen FBOs is 20.6 years.
Mr. Peter Stokes, Chief Executive Officer of MIC, noted that the agreement to acquire Trajen will more than double the number of facilities that make up MIC’s airport services business when combined with the firm’s existing Atlantic FBOs.
“Trajen’s locations dovetail nicely with Atlantic’s existing operations and give us the opportunity to further capitalize on our strong, nationwide network. We expect the combined operations to produce significant growth in distributable cash for MIC,” said Mr. Stokes.

“The Trajen operations are well positioned in their respective markets. The sites are up to date and appropriate for the operations conducted there. We expect to incur below average maintenance capital expenditures in the near term with respect to these facilities,” Mr. Stokes added.
The acquisition will be concluded by MIC’s intermediate holding company, North America Capital Holdings, the parent of its existing Atlantic FBO business. When the acquisition is completed, Trajen’s operations will be combined with Atlantic’s operations as a part of its airport services business.
About Trajen Holdings, Inc.
 Trajen owns and operates a network of 21 FBOs throughout the US. Trajen is in the process of acquiring 2 additional facilities that are expected to be a part of MIC’s acquisition. The majority of the FBOs are located in or near key business centers or popular general aviation destinations. Trajen is the sole FBO at 9 of the 23 airports at which it operates or will operate.
The majority of Trajen’s revenue is generated from the sale of fuel to general aviation customers. A portion of the firm’s revenue is derived from services provided to the US military. Trajen also generates a relatively small amount of revenue from terminal services, ramp and hangar rentals, and miscellaneous other services.
Trajen is majority owned by limited partnerships managed by The CapStreet Group, LLC. The CapStreet Group, LLC is a Houston based private equity firm that specializes in build-ups, buyouts and recapitalizations of private companies located in Texas and other Sunbelt states. The firm’s strategy is to partner with management teams to grow companies through operational improvements and strategic acquisitions. The firm manages over $400 million of capital and has investments in eleven other companies.
Acquisition Funding and Timing
 MIC expects to finance its acquisition of Trajen with a combination of an expansion of its existing Atlantic debt facility, and additional borrowings under an amendment to its revolving credit facility provided by its existing revolver lenders. MIC has received commitment letters from existing lenders to Atlantic to provide an additional $180 million of credit to complete the transaction.
Citigroup, Merrill Lynch and Credit Suisse have provided commitment letters to expand the acquisition facility of MIC Inc., MIC’s holding company for its US businesses, to a total of $480 million, including $180 million of term loan borrowings, for purposes of completing the acquisition of Trajen. Details of the acquisition facility, including rates and terms, are included in MIC’s Current Report on Form 8-K filed with the SEC on April 18, 2006. MIC expects to repay the borrowings under the amended acquisition facility with the proceeds from an equity capital raising to be concluded at management’s discretion, depending on prevailing market conditions, prior to the maturity of the debt at March 31, 2008.
The acquisition is expected to be immediately accretive to MIC upon closing and will add substantial scale to its airport services business. MIC expects to close the acquisition in the third quarter of 2006, subject to satisfaction of conditions precedent. Among those conditions are clearance of Hart-Scott-Rodino (anti-trust) rules. Detailed financial data for Trajen will be filed with the SEC following closing.
Macquarie Securities (USA) Inc. is acting as financial advisor to Macquarie Infrastructure Company on the transaction.
Conference Call and Webcast
The Company has scheduled a conference call for 11:00 a.m. Eastern Daylight Time on Wednesday, April 19, 2006, to discuss the transaction.
A presentation that will accompany comments from Macquarie management can be downloaded from the Company website, www.macquarie.com/mic. The document is located in the Investor Center, under Reports and Presentations.
To listen to the conference call, please dial +1(800) 810-0924 (domestic) or +1(913) 981-4900 (international), at least 10 minutes prior to the scheduled start time. Interested parties can also listen to the live call, which will be webcast at the Company website, www.macquarie.com/mic.
For interested individuals unable to join the conference call, a replay will be available through May 3, 2006, at +1(888) 203-1112 (domestic) or +1(719) 457-0820 (international), Passcode: 4656846. An online archive of the webcast will be available on the Company’s website for one year following the call.
About Macquarie Infrastructure Company
MIC owns, operates and invests in a diversified group of infrastructure businesses, that provide basic, everyday services to customers in the United States and other developed countries. Its businesses and investments consist of an airport services business, an airport parking business and a district energy business, a 50% interest in the company that operates a shadow toll road in the UK and investments in a UK regulated clean water utility and in a communications infrastructure vehicle listed on the Australian Stock Exchange.
Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited, or of any Macquarie Group company, and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital by Macquarie Infrastructure Company Trust.
Forward Looking Statements
This earnings release contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, make and finance future acquisitions, manage our growth, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. “Macquarie Group ” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.
For further information, please contact:

Investor enquiries	Media enquiries
Jay A. Davis	Alex Doughty
Investor Relations	Corporate Communications
Macquarie Infrastructure Company	Macquarie Infrastructure Company
(212) 231-1825	(212) 231-1710

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